EXHIBIT 99.1

LHC Group Announces Second Quarter 2014 Results

Raises Lower End of Full-Year 2014 Guidance for Fully Diluted Earnings Per Share to a New Range of $1.25 to $1.35 from $1.15 to $1.35 Previously

LAFAYETTE, La., Aug. 6, 2014 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and comprehensive post-acute healthcare services, today announced its financial results for the three months and six months ended June 30, 2014.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2014 was $188.9 million, compared with $166.3 million for the same period in 2013.
  Net income attributable to LHC Group for the second quarter of 2014 was $6.1 million, compared with $5.8 million for the same period in 2013.
  Diluted earnings per share was $0.35 for the second quarter of 2014, compared with $0.34 for the same period in 2013.

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "We are very pleased with our financial performance during the second quarter of 2014 and with our continued ability to execute our long-term growth strategy. Over the last 18 months, we have executed 10 transactions, including the recently announced definitive asset purchase agreement with Life Care Home Health, Inc. that is anticipated to close on September 1. These transactions, with a total purchase price of $101.5 million in cash, consisted of 81 locations in 21 states and represented $151.1 million in aggregate trailing twelve month revenues at the time of acquisition. As we look ahead to the remainder of 2014 and beyond, we are well positioned to continue increasing shareholder value by focusing on growing revenue and improving efficiencies in our existing locations, while capitalizing on opportunities to expand our geographical footprint in home health, hospice and community-based services. I would like to congratulate and thank our entire team for their unwavering commitment to excellence and for consistently delivering the highest quality of care to the growing number of patients, families and communities we serve."

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2014, was $352.5 million, compared with $328.3 million for the same period in 2013.
  Net income attributable to LHC Group for the six months ended June 30, 2014, was $10.1 million, compared with $12.1 million for the same period in 2013.
  Diluted earnings per share was $0.59 for the six months ended June 30, 2014, compared with $0.71 for the same period in 2013.

Guidance

The Company is raising its full-year 2014 guidance for net service revenue, which was issued on March 5, 2014, in the range of $700 million to $720 million, to a range of $720 million to $730 million. The Company is also raising the lower end of its range for fully diluted earnings per share from $1.15 to $1.35 to a range of $1.25 to $1.35. This guidance includes the negative impact from the Medicare Home Health Prospective Payment System for 2014 and the positive impact of the recently closed acquisition of the home health, hospice and community-based services operations of Deaconess HomeCare and Elk Valley Health Services. This guidance does not take into account the impact from LHC Group's recently announced pending acquisition of the assets of Life Care Home Health, Inc., other future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, August 7, 2014, at 11 a.m. Eastern time to discuss its second quarter 2014 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, August 14, 2014, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 66312151. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community‑based services agencies in its home-based and hospice-based divisions and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	June 30,	Dec. 31,
	2014	2013

ASSETS
Current assets:
Cash	$12,027	$14,014
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $16,176 and $14,334, respectively	98,932	88,964
Other receivables	2,361	608
Amounts due from governmental entities	990	1,234
Total receivables, net	102,283	90,806
Deferred income taxes	9,817	9,251
Prepaid income taxes	3,497	4,069
Prepaid expenses	8,657	6,966
Other current assets	4,137	4,449
Receivable due from insurance carrier	7,850	–
Total current assets	148,268	129,555
Property, building and equipment, net of accumulated depreciation of $44,258 and $40,935, respectively	32,929	31,052
Goodwill	229,462	194,893
Intangible assets, net of accumulated amortization of $5,461 and $4,518, respectively	83,973	62,184
Other assets	2,993	4,542
Total assets	$497,625	$422,226
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$18,718	$17,217
Salaries, wages and benefits payable	37,648	31,927
Self-insurance reserve	6,610	5,862
Current portion of long-term debt	225	249
Amounts due to governmental entities	3,746	4,391
Legal settlement payable	7,850	–
Total current liabilities	74,797	59,646
Deferred income taxes	30,470	29,060
Income tax payable	3,415	3,415
Revolving credit facility	69,000	22,000
Long-term debt, less current portion	896	963
Total liabilities	178,578	115,084
Noncontrolling interest- redeemable	11,263	11,258
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,983,432 and 21,801,634 shares issued in 2014 and 2013, respectively	219	218
Treasury stock – 4,730,511 and 4,693,647 shares at cost, respectively	(35,565)	(34,715)
Additional paid-in capital	106,549	103,972
Retained earnings	233,663	223,534
Total LHC Group, Inc. stockholders' equity	304,866	293,009
Noncontrolling interest- non-redeemable	2,918	2,875
Total equity	307,784	295,884
Total liabilities and stockholders' equity	$497,625	$422,226

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net service revenue	$188,867	$166,302	$352,548	$328,255
Cost of service revenue	111,527	97,009	208,861	190,257
Gross margin	77,340	69,293	143,687	137,998
Provision for bad debts	4,363	3,208	7,725	7,125
General and administrative expenses	59,614	54,157	114,226	105,780
Operating income	13,363	11,928	21,736	25,093
Interest expense	(830)	(700)	(1,218)	(1,125)
Non-operating income (loss)	(109)	65	(76)	130
Income before income taxes and noncontrolling interest	12,424	11,293	20,442	24,098
Income tax expense	4,352	3,918	7,275	8,454
Net income	8,072	7,375	13,167	15,644
Less net income attributable to noncontrolling interests	2,011	1,585	3,038	3,568
Net income attributable to LHC Group, Inc.'s common stockholders	$6,061	$5,790	$10,129	$12,076

Earnings per share – basic and diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$0.35	$0.34	$0.59	$0.71

Weighted average shares outstanding:
Basic	17,233,264	17,055,619	17,190,070	17,011,306
Diluted	17,277,224	17,127,017	17,268,556	17,088,463

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Operating activities
Net income	$13,167	$15,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,413	3,830
Provision for bad debts	7,725	7,125
Stock based compensation expense	2,069	1,895
Deferred income taxes	844	1,270
Gain on sale of assets	144	15
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(8,625)	(10,837)
Prepaid expenses and other assets	(301)	(1,519)
Prepaid income taxes	512	3,479
Accounts payable and accrued expenses	4,249	7,600
Net amounts due to/from governmental entities	(401)	(432)
Net cash provided by operating activities	23,796	28,070

Investing activities
Purchases of property, building and equipment	(3,419)	(3,569)
Cash paid for acquisitions, primarily goodwill and intangible assets	(65,103)	(26,920)
Net cash used in investing activities	(68,522)	(30,489)

Financing activities
Proceeds from line of credit	68,000	55,000
Payments on line of credit	(21,000)	(49,500)
Proceeds from employee stock purchase plan	391	392
Proceeds from debt issuance	–	567
Payments on debt	(91)	–
Noncontrolling interest distributions	(3,122)	(4,352)
Payment of deferred financing fees	(799)	–
Excess tax benefits from vesting of restricted stock	112	11
Redemption of treasury shares	(850)	(755)
Purchase of additional noncontrolling interest	(95)	(1,618)
Sale of noncontrolling interest	193	–
Net cash provided by (used in) financing activities	42,739	(255)
Change in cash	(1,987)	(2,674)
Cash at beginning of period	14,014	9,720
Cash at end of period	$12,027	$7,046

Supplemental disclosures of cash flow information
Interest paid	$1,177	$1,125
Income taxes paid	$6,064	$14,376

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2014
	Home--		Facility--
	Based	Hospice--	Based
	Services	Services	Services	Total
Net service revenue	$154,260	$17,068	$17,539	$188,867
Cost of service revenue	90,223	10,151	11,153	111,527
Provision for bad debts	4,068	93	202	4,363
General and administrative expenses	49,612	4,791	5,211	59,614
Operating income	10,357	2,033	973	13,363
Interest expense	(664)	(83)	(83)	(830)
Non-operating income (loss)	(114)	2	3	(109)
Income before income taxes and noncontrolling interest	9,579	1,952	893	12,424
Income tax expense	3,436	530	386	4,352
Net income	6,143	1,422	507	8,072
Less net income attributable to noncontrolling interests	1,537	335	139	2,011
Net income attributable to LHC Group, Inc.'s common stockholders	$4,606	$1,087	$368	$6,061
Total assets	$425,254	$35,530	$36,841	$497,625

	Three Months Ended June 30, 2013
	Home--
	Based	Hospice--	Facility-Based
	Services	Services	Services	Total
Net service revenue	$132,638	$13,906	$19,758	$166,302
Cost of service revenue	77,624	8,628	10,757	97,009
Provision for bad debts	2,657	211	340	3,208
General and administrative expenses	44,624	4,143	5,390	54,157
Operating income	7,733	924	3,271	11,928
Interest expense	(567)	(63)	(70)	(700)
Non-operating income	35	3	27	65
Income before income taxes and noncontrolling interest	7,201	864	3,228	11,293
Income tax expense	3,140	413	365	3,918
Net income	4,061	451	2,863	7,375
Less net income attributable to noncontrolling interests	973	243	369	1,585
Net income attributable to LHC Group, Inc.'s common stockholders	$3,088	$208	$2,494	$5,790
Total assets	$351,657	$27,030	$36,701	$415,388

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2014
	Home--		Facility--
	Based	Hospice--	Based
	Services	Services	Services	Total
Net service revenue	$282,940	$32,290	$37,318	$352,548
Cost of service revenue	166,667	19,048	23,146	208,861
Provision for bad debts	6,722	198	805	7,725
General and administrative expenses	94,156	9,238	10,832	114,226
Operating income	15,395	3,806	2,535	21,736
Interest expense	(974)	(122)	(122)	(1,218)
Non-operating income (loss)	(87)	5	6	(76)
Income before income taxes and noncontrolling interest	14,334	3,689	2,419	20,442
Income tax expense	5,729	876	670	7,275
Net income	8,605	2,813	1,749	13,167
Less net income attributable to noncontrolling interests	2,144	536	358	3,038
Net income attributable to LHC Group, Inc.'s common stockholders	$6,461	$2,277	$1,391	$10,129
Total assets	$425,254	$35,530	$36,841	$497,625

	Six Months Ended June 30, 2013
	Home--		Facility--
	Based	Hospice--	Based
	Services	Services	Services	Total
Net service revenue	$261,714	$26,817	$39,724	$328,255
Cost of service revenue	151,159	16,683	22,415	190,257
Provision for bad debts	5,676	469	980	7,125
General and administrative expenses	87,046	7,893	10,841	105,780
Operating income	17,833	1,772	5,488	25,093
Interest expense	(920)	(97)	(108)	(1,125)
Non-operating income	61	18	51	130
Income before income taxes and noncontrolling interest	16,974	1,693	5,431	24,098
Income tax expense	6,965	675	814	8,454
Net income	10,009	1,018	4,617	15,644
Less net income attributable to noncontrolling interests	2,340	475	753	3,568
Net income attributable to LHC Group, Inc.'s common stockholders	$7,669	$543	$3,864	$12,076
Total assets	$351,657	$27,030	$36,701	$415,388

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Key Data:
Home-Based Services:
Home Health
Locations	277	251	277	251
Acquired	24	0	26	19
De novo	0	0	0	0
Total new admissions	33,869	30,868	64,754	61,229
Medicare new admissions	22,986	20,769	44,121	41,350
Average daily census	36,528	34,695	34,783	34,935
Average Medicare daily census	27,129	26,232	26,056	26,418
Medicare completed and billed episodes	47,142	45,191	89,577	87,999
Average Medicare case mix for completed and billed Medicare episodes(1)	0.99	1.27	0.98	1.26
Average reimbursement per completed and billed Medicare episodes	$2,392	$2,309	$2,374	$2,327
Total visits	992,637	914,690	1,900,083	1,774,188
Total Medicare visits	740,809	684,387	1,422,332	1,338,183
Average visits per completed and billed Medicare episodes	15.7	15.1	15.9	15.2
Organic growth:(2)
Net revenue	2.1%	-3.5%	-1.4%	-3.2%
Net Medicare revenue	0.3%	-1.0%	-2.5%	-1.6%
Total new admissions	-0.1%	4.4%	-2.3%	4.0%
Medicare new admissions	2.1%	4.7%	-1.0%	3.9%
Average daily census	-3.8%	-0.3%	-10.0%	1.0%
Average Medicare daily census	-3.8%	0.0%	-10.3%	0.9%
Medicare completed and billed episodes	-3.2%	0.4%	-4.1%	0.5%

Community-Based Services:
Locations	13	4	13	4
Acquired	5	0	6	0
De novo	0	0	1	0
Average daily census	851	433	697	417
Billable hours	277,215	38,131	317,932	76,526
Revenue per billable hour	$30	$21	$29	$20

Hospice-Based Services:
Locations	37	34	37	34
Acquired	4	1	5	2
Admissions	1,426	1,209	2,658	2,484
Average daily census	1,371	1,146	1,298	1,109
Patient days	124,744	104,303	234,787	200,688
Average revenue per patient day	$137	$133	$138	$134

Facility-Based Services:
Long-term Acute Care
Locations	8	9	8	9
Patient days	14,939	15,283	31,401	31,401
Average revenue per patient day	$1,124	$1,203	$1,140	$1,198

(1) The Centers for Medicare and Medicaid Services (CMS) updated the Medicare Home Health Prospective Payment System effective January 1, 2014, which reduced the average case-mix weight for 2014 from 1.3464 to 1.0000. To offset the effect of resetting the case mix average to 1.000, CMS upwardly adjusted the national, standardized 60-day episode payment rate by the same factor that it used to decrease the weights from $2,137.73 in 2013 to $2,869.27 in 2014.
(2) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com